UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 8, 2017
UPLAND SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36720	27-2992077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
401 Congress Avenue, Suite 1850
Austin, Texas 78701
(Address of principal executive offices, including zip code)

(512) 960-1010
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of the stockholders of Upland Software, Inc. was held on June 8, 2017, at Upland’s offices at 401 Congress Avenue, Suite 1850, Austin, Texas 78701. At the annual meeting, Upland stockholders voted on two proposals, each of which is described in more detail in Upland’s definitive proxy statement filed with the Securities and Exchange Commission on April 28, 2017. Present at the annual meeting in person or by proxy were holders of shares representing 14,297,733 votes of Upland common stock representing 77.51% of the eligible votes, constituting a quorum.

The stockholders voted on the following items at the annual meeting:

1.	To elect one Class III director; and

2.	To ratify the appointment of Ernst & Young LLP as Upland’s independent public accountants for the fiscal year ending December 31, 2017.

Votes regarding the election of directors were as follows:

Nominee	For	Withheld	Broker Non-vote
John T. McDonald	12,797,403	54,200	1,446,130

Based on the votes set forth above, the director nominees were duly elected.

The stockholders ratified the selection of Ernst & Young LLP as Upland’s independent public accountants for the fiscal year ending December 31, 2017. The voting results were as follows:

For	Against	Abstain	Broker Non-vote
14,296,682	939	112

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UPLAND SOFTWARE, INC.

By:	/s/ John T. McDonald
John T. McDonald Chief Executive Officer

Date: June 12, 2017